Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR THIRD QUARTER 2016

San Antonio, TX, November 9, 2016 – iHeartMedia, Inc. (PINK: IHRT) today reported financial results for the third quarter ended September 30, 2016.

“We continue to grow our audiences across our broadcast radio, outdoor, digital, social, mobile and events platforms, while advancing our transformation as a digital-facing, data-rich company built on the power of broadcast radio and out-of-home,” said Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc. “This quarter, we were excited to announce the reimagining of live radio with our two new subscription services, iHeartRadio Plus and iHeartRadio All Access, set to debut in January 2017. In addition, at both iHeartMedia and outdoor, we continue to invest in programmatic buying platforms and research analytics tools to leverage our assets for the benefit of our marketing and advertising partners, and at Americas outdoor and International outdoor, we continue to realign our resources to expand our digital out-of-home networks.”

Rich Bressler, President, Chief Operating Officer and Chief Financial Officer said, “This quarter, we delivered revenue and operating income growth at both iHeartMedia and International outdoor. Americas outdoor’s revenue and operating income declined as the result of the sales of nine non-strategic markets; excluding the impact of the sales, revenues increased. Overall, our investments are enhancing our businesses — allowing us to keep developing and delivering innovative new products to our consumers, all while staying focused on tight operating and financial discipline.”

Key Financial Highlights

The Company’s key financial highlights for the third quarter of 2016 include:

•	Consolidated revenue decreased 0.6%. Consolidated revenue increased 1.9%, after adjusting for a $5.9 million impact from movements in foreign exchange rates and the $32.8 million impact of the non-strategic outdoor markets sold in 2016.

•	iHeartMedia revenues increased $10.2 million, or 1.2%. Revenues increased $3.7 million, or 0.4%, excluding political revenue.

•	Americas outdoor revenues decreased $24.3 million, or 7.0%. Revenues increased $3.5 million, or 1.1%, after adjusting for a $0.1 million impact from movements in foreign exchange rates and a $27.9 million impact from the non-strategic markets sold in the first quarter of 2016.

•	International outdoor revenues increased $1.2 million, or 0.3%. Revenues increased $12.1 million, or 3.5%, after adjusting for a $6.0 million impact from movements in foreign exchange rates and a $4.9 million impact from the sale of our business in Turkey in the second quarter of 2016.

•	Operating income increased $32.3 million, or 12.1%.

•	OIBDAN increased 4.1% and increased 7.0%, excluding the impact from movements in foreign exchange rates and the impact of the non-strategic outdoor markets sold in 2016.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Generated 11 billion social impressions for this year’s iHeartRadio Music Festival — almost 50% more social impressions than last year’s Festival and more than double the number of social impressions for the 2016 Big Game Halftime Show. In addition, #iHeartFestival trended at #1 on Twitter worldwide both Friday and Saturday nights during the 2016 Festival. Broadcast live on iHeartMedia radio stations across 150 markets, the Festival was live-streamed both nights on The CW Network via CWTV.com and the CW app; and The CW Network broadcast a two-night iHeartRadio Music Festival television special on October 6th and 7th.

•	Achieved close to 92 million iHeartRadio registered users, growing 22% year-over-year, with iHeartRadio’s cumulative downloads and upgrades surpassing 1.1 billion, as of September 30, 2016, and total listening hours up 8% year-over-year.

•	Announced that the Company is reimagining live radio through two new on-demand services — iHeartRadio Plus and iHeartRadio All Access — set to debut in January 2017. This marks the first time that on-demand functionality will be used to enhance the radio experience, unlike existing services that are only music collection offerings. When listeners hear a new song on the radio, they can instantly replay a song and even save it to a playlist. iHeartMedia reaches more than a quarter of a billion Americans monthly through its broadcast stations alone, and iHeartRadio has the ability to drive massive awareness of iHeartRadio Plus and iHeartRadio All Access to new audiences on a national scale.

•	Set the return of the national “iHeartRadio Jingle Ball 2016 Tour Presented by Capital One,” an iconic holiday season music event that will stop in 12 cities. The iHeartRadio Jingle Ball Tour Presented by Capital One captures the holiday spirit of the iHeartRadio app, with performances by a number of the year’s biggest recording artists, including Bruno Mars, Justin Bieber, Britney Spears, Ariana Grande, Niall Horan, The Chainsmokers and Fifth Harmony.

•	Scheduled the fourth annual iHeartRadio Music Awards on Sunday, March 5, 2017 at the historic Forum in Los Angeles, which will again be televised live on TBS, TNT and truTV and simulcast on iHeartMedia stations nationwide and iHeartRadio.

•	Launched the original podcast, Tagline, with Advertising Age aimed at the marketing community at large to provide listeners with insiders’ perspectives on the craft of advertising and what the world that influences pop culture is all about.

•	Expanded iHeartRadio into Canada through Bell Media, Canada’s leading media company, with the launch of the iHeartRadio Canada app featuring hundreds of live stations and iHeartRadio-branded music events like the iHeartCanada Jingle Ball this month.

•	Joined forces with Hispanic radio legend Enrique Santos in a unique Hispanic initiative to develop programming and content for iHeartMedia across its multiple platforms. This new alliance recognizes the increasing importance and size of the U.S Hispanic population, both Spanish- and English-speaking, and builds on Santos’ high profile within the Latino community as a top-rated on-air talent, trusted source, social and media influencer, content creator and community spokesperson and leader.

•	Celebrated the best in Latin Music at the iHeartRadio Fiesta Latina on Saturday, November 5th, generating 3.7 billion social media impressions over the weekend, over two and a half times the prior year. Telemundo aired the exclusive TV special on November 6th and iHeartRadio Fiesta Latina video streamed live exclusively on Telemundo.com and broadcasted live on iHeartMedia Spanish-Pop, Tropical, regional Mexican and Spanish Adult Hit radio stations across the U.S.

Outdoor

•	Installed 911 new digital displays in our North American and international markets for an end-of-quarter total of 1,082 across 28 markets in North America and over 9,000 digital displays in our international markets.

•	Renewed the contract for the Hartsfield-Jackson Atlanta International Airport, recently named the “World’s Busiest Airport” for the 18th consecutive year.

•	Secured a new contract for the Roanoke-Blacksburg Regional Airport in Southern Virginia, home to Virginia Tech University and 20 other colleges and universities and awarded the media contract for the Punta Cana International Airport in the Dominican Republic.

•	Announced the conversion of 500 telephone boxes in London acquired in the first quarter into brand new phone boxes featuring Wi-Fi, interactive local maps and payphone services, with an Adshel Live digital screen integrated into every unit.

•	Awarded rights to market more than 800 display sites at premium municipal locations in Lucerne, Switzerland.

•	Launched Trace tool in the UK, which tracks the consumer purchase journey and allows media planners and advertisers to explore how best to engage their target audiences at the right time, in the right place with the right message.

GAAP Measures by Segment

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Revenue
iHM	$857,099	$846,865	1.2%	$2,463,899	$2,385,367	3.3%
Americas Outdoor	322,997	347,336	(7.0)%	931,058	984,485	(5.4)%
International Outdoor	350,060	348,941	0.3%	1,044,866	1,049,654	(0.5)%
Other	41,414	36,719	12.8%	114,663	106,941	7.2%
Eliminations	(1,152)	(347)		(2,031)	(2,510)

Consolidated revenue	$1,570,418	$1,579,514	(0.6)%	$4,552,455	$4,523,937	0.6%

Direct Operating and SG&A expenses[1]
iHM	$498,280	$525,913	(5.3)%	$1,516,441	$1,508,873	0.5%
Americas Outdoor	197,489	208,611	(5.3)%	588,699	617,540	(4.7)%
International Outdoor	294,761	296,664	(0.6)%	875,674	882,700	(0.8)%
Other	27,288	25,735	6.0%	83,649	84,271	(0.7)%
Eliminations	(542)	(347)		(1,421)	(2,510)

Consolidated Direct Operating and SG&A expenses	$1,017,276	$1,056,576	(3.7)%	$3,063,042	$3,090,874	(0.9)%

Operating Income
iHM	$298,128	$261,550	14.0%	$764,952	$696,791	9.8%
Americas Outdoor	78,266	88,604	(11.7)%	201,476	215,371	(6.5)%
International Outdoor	18,281	10,713	70.6%	56,117	41,993	33.6%
Other	9,643	6,614	45.8%	18,205	5,828	212.4%
Corporate[2]	(95,798)	(85,638)	11.9%	(279,088)	(264,579)	5.5%
Impairment charges	(8,000)	(21,631)	(63.0)%	(8,000)	(21,631)	(63.0)%
Other operating income (loss), net	(505)	6,914	(107.3)%	219,768	98,694	122.7%
Eliminations	(610)	—		(610)	—

Consolidated Operating Income	$299,405	$267,126	12.1%	$972,820	$772,467	25.9%

1Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).

2Includes Corporate depreciation and amortization of $9.0 million and $10.9 million for the three months ended September 30, 2016 and 2015, respectively, and $26.8 million and $32.1 million for the nine months ended September 30, 2016 and 2015, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Revenue, excluding movements in foreign exchange
iHM	$857,099	$846,865	1.2%	$2,463,899	$2,385,367	3.3%
Americas Outdoor	322,857	347,336	(7.0)%	938,920	984,485	(4.6)%
International Outdoor	356,128	348,941	2.1%	1,064,232	1,049,654	1.4%
Other	41,414	36,719	12.8%	114,663	106,941	7.2%
Eliminations	(1,152)	(347)		(2,031)	(2,510)

Consolidated revenue excluding movements in foreign exchange	$1,576,346	$1,579,514	(0.2)%	$4,579,683	$4,523,937	1.2%

Direct Operating and SG&A expenses, excluding movements in foreign exchange
iHM	$498,280	$525,913	(5.3)%	$1,516,441	$1,508,873	0.5%
Americas Outdoor	197,199	208,611	(5.5)%	594,684	617,540	(3.7)%
International Outdoor	300,602	296,664	1.3%	894,492	882,700	1.3%
Other	27,288	25,735	6.0%	83,649	84,271	(0.7)%
Eliminations	(542)	(347)		(1,421)	(2,510)

Consolidated Direct Operating and SG&A expenses, excluding movements in foreign exchange	$1,022,827	$1,056,576	(3.2)%	$3,087,845	$3,090,874	(0.1)%

OIBDAN
iHM	$358,819	$320,952	11.8%	$947,458	$876,494	8.1%
Americas Outdoor	125,508	138,725	(9.5)%	342,359	366,945	(6.7)%
International Outdoor	55,299	52,277	5.8%	169,192	166,954	1.3%
Other	14,126	10,984	28.6%	31,014	22,670	36.8%
Corporate	(83,348)	(71,784)	16.1%	(241,998)	(224,574)	7.8%
Eliminations	(610)	—		(610)	—

Consolidated OIBDAN	$469,794	$451,154	4.1%	$1,247,415	$1,208,489	3.2%

OIBDAN, excluding movements in foreign exchange
iHM	$358,819	$320,952	11.8%	$947,458	$876,494	8.1%
Americas Outdoor	125,658	138,725	(9.4)%	344,236	366,945	(6.2)%
International Outdoor	55,526	52,277	6.2%	169,740	166,954	1.7%
Other	14,126	10,984	28.6%	31,014	22,670	36.8%
Corporate	(84,820)	(71,784)	18.2%	(244,371)	(224,574)	8.8%
Eliminations	(610)	—		(610)	—

Consolidated OIBDAN, excluding movements in foreign exchange	$468,699	$451,154	3.9%	$1,247,467	$1,208,489	3.2%

Revenue excluding effects of foreign exchange and revenue from non-strategic outdoor markets sold
Americas Outdoor	$322,857	$319,447	1.1%	$936,450	$907,194	3.2%
International Outdoor	356,128	344,010	3.5%	1,053,661	1,031,143	2.2%
Consolidated revenue, excluding effects of foreign exchange and revenue from non-strategic outdoor markets sold	$1,576,346	$1,546,694	1.9%	$4,566,642	$4,428,135	3.1%
OIBDAN excluding effects of foreign exchange and revenue from non-strategic outdoor markets sold
Americas Outdoor	$125,658	$125,322	0.3%	$343,536	$332,571	3.3%
International Outdoor	55,526	52,601	5.6%	169,603	164,934	2.8%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from non-strategic outdoor markets sold	$468,699	$438,075	7.0%	$1,246,630	$1,172,095	6.4%

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues (iii) direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) revenues excluding political advertising revenues to revenues; (v) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange to corporate expenses; (vi) revenues excluding the effects of foreign exchange and non-strategic outdoor markets sold to revenues; (vii) direct operating and SG&A expenses excluding the effects of foreign exchange and non-strategic outdoor markets sold to direct operating and SG&A expenses; and (vii) OIBDAN excluding the effects of foreign exchange and non-strategic outdoor markets sold to operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Third Quarter 2016 Results

Consolidated

Consolidated revenue decreased $9.1 million, or 0.6%, during the third quarter of 2016 as compared to the third quarter of 2015. Lower revenue generated by our Americas outdoor business as a result of the sale of nine non-strategic outdoor markets in the first quarter of 2016 was partially offset by revenue growth generated by our iHM business and our International outdoor business. Consolidated revenue increased $29.6 million, or 1.9%, after adjusting for a $5.9 million impact from movements in foreign exchange rates and the $32.8 million impact of non-strategic outdoor markets sold in 2016.

Consolidated direct operating and SG&A expenses decreased $39.3 million, or 3.7%, during the third quarter of 2016 as compared to the third quarter of 2015. Consolidated direct operating and SG&A expenses decreased $14.0 million, or 1.4%, in the third quarter after adjusting for a $5.6 million impact of movements in foreign exchange rates and the $19.7 million impact of the sale of the non-strategic outdoor markets.

Consolidated operating income increased $32.3 million, or 12.1%, during the third quarter of 2016 as compared to the third quarter of 2015, primarily due to impairment charges of $21.6 million recognized in the third quarter of 2015, compared to impairment charges of $8.0 million recognized in the third quarter of 2016.

The Company’s OIBDAN increased 4.1% to $469.8 million for the quarter ended September 30, 2016. After adjusting for the movements in foreign exchange rates and the impact of the sale of outdoor markets, the Company’s OIBDAN increased 7.0% in the third quarter of 2016, compared to the same period in 2015.

Included in the 2016 third quarter operating income and OIBDAN were $5.0 million of direct operating and SG&A expenses and $1.0 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $12.9 million and $4.1 million of such expenses in the prior year, respectively.

iHeartMedia

iHeartMedia revenues increased $10.2 million, or 1.2%, during the third quarter 2016 as compared to the third quarter 2015. Growth in broadcast radio and digital advertising was driven primarily by higher political revenues as a result of the Presidential election year, growth in our network businesses, including our syndication business driven by growth in our news/talk format, our traffic and weather business, as well as higher revenues from our events, including the iHeartRadio Music Festival. The increase in revenues was partially offset by lower local broadcast radio advertising revenues.

Direct operating and SG&A expenses decreased $27.6 million, or 5.3%, during the third quarter 2016 as compared to the third quarter 2015 primarily driven by the $33.8 million impact of lower expenses realized upon changes in terms in connection with contract renegotiations and a decrease in trade and barter expenses resulting from trade and barter expenses recognized in the third quarter of 2015 that were not repeated in the current quarter. These decreases were partially offset by higher theater and event production costs and costs related to investments in national and digital sales capabilities.

Operating income increased 14.0% to $298.1 million, and OIBDAN increased 11.8% to $358.8 million for the third quarter of 2016 as compared to the third quarter of 2015. Each of operating income and OIBDAN includes $2.5 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $4.9 million in the 2015 period.

Americas Outdoor

Americas outdoor revenues decreased $24.3 million, or 7.0%, during the third quarter of 2016 as compared to the third quarter of 2015. Revenues increased $3.5 million, or 1.1%, after adjusting for a $0.1 million impact from movements in foreign exchange rates and a $27.9 million impact from non-strategic markets sold in the first quarter of 2016. These markets generated revenues of $27.9 million in the third quarter of 2015. The decrease resulting from these sales was partially offset by increased revenues from digital billboards as a result of new deployments and higher occupancy on existing digital billboards, new airport contracts and higher revenues in Latin America, resulting primarily from the Olympics in Brazil.

Direct operating and SG&A expenses decreased $11.1 million, or 5.3%, during the third quarter of 2016 as compared to the third quarter of 2015. Direct operating and SG&A expenses increased $3.1 million, or 1.6%, after adjusting for a $0.3 million impact from movements in foreign exchange rates and the $14.5 million impact from the sale of non-strategic markets during the first quarter 2016, due primarily to higher variable operating expenses related to higher revenues.

Operating income decreased 11.7% to $78.3 million during the third quarter of 2016 as compared to the third quarter of 2015, resulting primarily from the sale of the non-strategic markets in the first quarter of 2016. OIBDAN decreased $13.2 million, or 9.5%. OIBDAN increased 0.3% during the third quarter 2016, after adjusting for a $0.2 million impact from movements in foreign exchange rates and the $13.4 million impact from the sale of the non-strategic markets.

International Outdoor

International outdoor revenues increased $1.2 million, or 0.3%, during the third quarter of 2016 as compared to the third quarter of 2015. Revenues increased $12.1 million, or 3.5%, after adjusting for a $6.0 million impact from movements in foreign exchange rates and the $4.9 million impact from the sale of our business in Turkey in the second quarter of 2016. Higher revenue from new digital assets and new contracts in Australia, Italy, Spain and Sweden, was partially offset by lower revenue in the United Kingdom, due to the London bus shelter contract not being renewed.

Direct operating and SG&A expenses decreased $1.9 million, or 0.6%, during the third quarter of 2016 as compared to the third quarter of 2015. Direct operating and SG&A expenses increased $9.2 million, or 3.2%, after adjusting for a $5.9 million impact from movements in foreign exchange rates and the $5.2 million impact from the sale of our business in Turkey in the second quarter of 2016. Direct operating and SG&A expenses increased primarily due to higher site lease, production and compensation expenses related to higher revenues, partially offset by lower site lease expense due to lower revenue in the United Kingdom.

Operating income increased 70.6% to $18.3 million during the third quarter of 2016 as compared to the third quarter of 2015, primarily as a result of lower depreciation and amortization expense. OIBDAN increased $3.0 million, or 5.8%. OIBDAN increased $2.9 million, or 5.6%, during the third quarter 2016, after adjusting for a $0.2 million impact from movements in foreign exchange rates and the $0.3 million impact from the sale of our business in Turkey in the second quarter of 2016. Operating income and OIBDAN in the third quarter of 2016 each include $2.1 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $7.2 million in the 2015 period.

Liquidity and Financial Position

As of September 30, 2016, we had $542.9 million of cash on our balance sheet, including $394.3 million of cash held by our subsidiary, CCOH, a portion of which is held by non-wholly owned subsidiaries or is otherwise subject to certain restrictions and not readily accessible to us. A total of $165.9 million of our cash is held outside the U.S. For the nine months ended

September 30, 2016, cash flow used for operating activities was $272.6 million, cash flow provided by investing activities totaled $366.3 million, cash flow used for financing activities was $322.6 million, and the effect of exchange rate changes on cash totaled $(0.9) million. The net decrease in cash from December 31, 2015 was $229.8 million.

Capital expenditures for the nine months ended September 30, 2016 were $201.0 million compared to $192.5 million in the nine months ended September 30, 2015. We estimate capital expenditures for 2016 to be between $300 million and $350 million.

In the first quarter of 2016, Americas outdoor sold nine non-strategic markets for net proceeds, including cash and certain advertising assets in Florida, totaling $592.6 million. These markets contributed $2.4 million and $77.3 million in revenue during the nine months ended September 30, 2016 and 2015, respectively.

In the second quarter of 2016, International outdoor sold its business in Turkey, which contributed $10.6 million and $18.5 million in revenue during the nine months ended September 30, 2016 and 2015.

On October 24, 2016, we sold our International outdoor business in Australia (“Australia Outdoor”), for cash proceeds of $203.9 million. Australia Outdoor revenue for the nine months ended September 30, 2016 and 2015 was $96.0 million and $83.6 million, respectively.

On January 7, 2016, CCOH paid a special dividend of $217.8 million using the proceeds of the issuance of $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 by Clear Channel International B.V., an indirect wholly-owned subsidiary of CCOH, in December 2015. We received approximately 90.1% of the dividend, or $196.3 million, with the remaining 9.9%, or $21.5 million, paid to the public stockholders of CCOH.

On February 4, 2016, CCOH paid a special dividend of $540.0 million, using proceeds relating to a $300.0 million demand on the intercompany note owed by iHeartCommunications to CCOH and a portion of the proceeds from the sale of the non-strategic domestic outdoor markets. We received approximately 90.1% of the dividend, or $486.5 million ($186.5 million, net of iHeartCommunications’ repayment on the intercompany note), with the remaining 9.9%, or $53.5 million, paid to the public stockholders of CCOH.

As of September 30, 2016, we had borrowed $230.0 million and had $44.1 million of outstanding letters of credit under iHeartCommunications’ receivables based credit facility. As of September 30, 2016, this facility had a borrowing base of $422.6 million, resulting in $148.5 million of excess availability. However, any incremental borrowing under iHeartCommunications’ receivables based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements.

On July 15, 2016, Broader Media, LLC, our indirect wholly-owned subsidiary, repurchased $383.0 million aggregate principal amount of iHeartCommunications’ 10.0% Senior Notes due 2018 for an aggregate purchase price of $222.2 million.

The senior secured credit facilities require iHeartMedia to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. We were in compliance with this covenant and the other covenants in the senior secured credit facilities and in iHeartCommunications’ other material financing agreements as of September 30, 2016.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on November 9, 2016, at 8:30 a.m. Eastern Time. The conference call number is (800) 700-7784 (U.S. callers) and (612) 288-0318 (International callers) and the passcode for both is 405420. A live audio webcast of the conference call will also be available on the investor section of

www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 405420. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1—Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$1,570,418	$1,579,514	$4,552,455	$4,523,937
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	595,576	627,150	1,781,193	1,820,005
Selling, general and administrative expenses (excludes depreciation and amortization)	421,700	429,426	1,281,849	1,270,869
Corporate expenses (excludes depreciation and amortization)	86,779	74,775	252,308	232,492
Depreciation and amortization	158,453	166,320	476,053	505,167
Impairment charges	8,000	21,631	8,000	21,631
Other operating income (expense), net	(505)	6,914	219,768	98,694

Operating income	299,405	267,126	972,820	772,467
Interest expense	459,852	453,921	1,389,793	1,348,649
Loss on investments	(13,767)	(5,000)	(13,767)	(4,421)
Equity in earnings (loss) of nonconsolidated affiliates	1,117	(857)	(926)	(1,216)
Gain (loss) on extinguishment of debt	157,556	—	157,556	(2,201)
Other income (expense), net	(7,323)	(17,976)	(47,054)	18,126

Loss before income taxes	(22,864)	(210,628)	(321,164)	(565,894)
Income tax expense	(5,613)	(2,841)	(42,243)	(81,523)

Consolidated net loss	(28,477)	(213,469)	(363,407)	(647,417)
Less: Amount attributable to noncontrolling interest	6,474	8,448	38,953	13,932

Net loss attributable to the Company	$(34,951)	$(221,917)	$(402,360)	$(661,349)

For the three months ended September 30, 2016, foreign exchange rate movements decreased the Company’s revenues by $5.9 million and decreased direct operating expenses by $4.2 million and SG&A expenses by $1.4 million. For the nine months ended September 30, 2016, foreign exchange rate movements decreased the Company’s revenues by $27.2 million and decreased direct operating expenses by $18.2 million and SG&A expenses by $6.6 million.

TABLE 2—Selected Balance Sheet Information

Selected balance sheet information for September 30, 2016 and December 31, 2015:

(In millions)	September 30,	December 31,
	2016	2015
Cash	$542.9	$772.7
Total Current Assets	2,276.5	2,778.1
Net Property, Plant and Equipment	2,038.9	2,212.6
Total Assets	12,824.3	13,673.1
Current Liabilities (excluding current portion of long-term debt)	1,233.7	1,477.7
Long-term Debt (including current portion of long-term debt)	20,454.4	20,720.6
Shareholders’ Deficit	(10,962.8)	(10,606.7)

TABLE 3—Total Debt

At September 30, 2016 and December 31, 2015, iHeartMedia, Inc. had total debt of:

(In millions)	September 30,	December 31,
	2016	2015
Senior Secured Credit Facilities	$6,300.0	$6,300.0
Receivables Based Credit Facility	230.0	230.0
Priority Guarantee Notes	6,274.8	6,274.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	24.6	25.2

Total Secured Debt	12,829.4	12,830.0
Senior Notes due 2021	1,729.2	1,695.1
iHeartCommunications Legacy Notes	667.9	667.9
Senior Notes due 2018	347.0	730.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	225.0	225.0
Other Subsidiary Debt	28.7	0.2
Purchase accounting adjustments and original issue discount	(176.9)	(204.6)
Long-Term Debt Fees	(120.9)	(148.0)

Total long-term debt (including current portion of long-term debt)	$20,454.4	$20,720.6

The current portion of long-term debt was $204.6 million and $181.5 million as of September 30, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2016 and 2015. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Comprehensive Loss: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

In the second quarter of 2016, the Company revised its presentation of OIBDAN to eliminate the adjustments for lease expense arising from sale leaseback transactions and amortization of deferred system implementation costs. The Company incurred these costs for the first time during 2015 and excluded them from its calculation of OIBDAN in 2015 to enhance the comparability of the Company’s underlying financial performance during 2015 as compared to 2014. As lease expense arising from sale leaseback transactions and amortization of deferred system implementation costs are now reflected in both the 2015 and 2016 periods, and are recurring expenses, the Company no longer believes excluding these costs enhances the comparability of the Company’s underlying financial performance. The Company does not believe this change will have a significant impact on its OIBDAN presentation.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from non-strategic outdoor markets sold; (iii) revenues excluding the effects of political revenue and (iv) corporate expenses, excluding non-cash compensation expenses.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas outdoor markets and in the second quarter of 2016, the Company sold its business in Turkey. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from non-strategic outdoor markets sold, for the consolidated Company and the Americas and International outdoor segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the outdoor markets that were sold, as these results will not be included in the Company’s results in current and future periods.

The Company presents revenues excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenues, management believes presenting revenue excluding the effects of political revenue provides additional information to investors about the Company’s revenue growth from period to period.

Corporate expenses excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income; (ii) Revenues excluding effects of foreign exchange rates to revenues; (iii) Direct operating and SG&A expenses excluding effects of foreign exchange rates to direct operating and SG&A expenses; (iv) Revenues excluding political advertising revenues to revenues; (v) Corporate expenses excluding non-cash compensation expenses and effects of foreign exchange rates to Corporate expenses; (vi) Consolidated and outdoor revenues excluding the effects of foreign exchange rates and results from non-strategic outdoor markets sold to Consolidated and outdoor revenues; (vii) Consolidated and outdoor direct operating and SG&A expenses excluding the effects of foreign exchange rates and results from non-strategic outdoor markets sold to Consolidated and outdoor direct operating and SG&A expenses; (viii) Consolidated and outdoor OIBDAN excluding the effects of foreign exchange rates and results from non-strategic outdoor markets sold to Consolidated and outdoor operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange and OIBDAN for each segment, to Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN, excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended September 30, 2016
iHM	$358,819	$—	$358,819	$—	$60,691	—	$—	$298,128
Americas Outdoor	125,658	(150)	125,508	—	47,242	—	—	78,266
International Outdoor	55,526	(227)	55,299	—	37,018	—	—	18,281
Other	14,126	—	14,126	—	4,483	—	—	9,643
Corporate	(84,820)	1,472	(83,348)	3,431	9,019	—	—	(95,798)
Impairment charges	—	—	—	—	—	8,000	—	(8,000)
Other operating expense, net	—	—	—	—	—	—	505	(505)
Eliminations	$(610)	$—	$(610)	$—	$—	—	$—	$(610)

Consolidated	$468,699	$1,095	$469,794	$3,431	$158,453	8,000	$505	$299,405

Three Months Ended September 30, 2015
iHM	$320,952	$—	$320,952	$—	$59,402	—	$—	$261,550
Americas Outdoor	138,725	—	138,725	—	50,121	—	—	88,604
International Outdoor	52,277	—	52,277	—	41,564	—	—	10,713
Other	10,984	—	10,984	—	4,370	—	—	6,614
Corporate	(71,784)	—	(71,784)	2,991	10,863	—	—	(85,638)
Impairment charges	—	—	—	—	—	21,631	—	(21,631)
Other operating income, net	—	—	—	—	—	—	(6,914)	6,914

Consolidated	$451,154	$—	$451,154	$2,991	$166,320	21,631	$(6,914)	$267,126

Nine Months Ended September 30, 2016
iHM	$947,458	$—	$947,458	$—	$182,506	—	$—	$764,952
Americas Outdoor	344,236	(1,877)	342,359	—	140,883	—	—	201,476
International Outdoor	169,740	(548)	169,192	—	113,075	—	—	56,117
Other	31,014	—	31,014	—	12,809	—	—	18,205
Corporate	(244,371)	2,373	(241,998)	10,310	26,780	—	—	(279,088)
Impairment charges	—	—	—	—	—	8,000	—	(8,000)
Other operating income, net	—		—	—	—	—	(219,768)	219,768
Eliminations	(610)		(610)	—	—	—	—	(610)

Consolidated	$1,247,467	$(52)	$1,247,415	$10,310	$476,053	8,000	$(219,768)	$972,820

Nine Months Ended September 30, 2015
iHM	$876,494	$—	$876,494	$—	$179,703	—	$—	$696,791
Americas Outdoor	366,945	—	366,945	—	151,574	—	—	215,371
International Outdoor	166,954	—	166,954	—	124,961	—	—	41,993
Other	22,670	—	22,670	—	16,842	—	—	5,828
Corporate	(224,574)	—	(224,574)	7,918	32,087	—	—	(264,579)
Impairment charges	—	—	—	—	—	21,631	—	(21,631)
Other operating income, net	—	—	—	—	—	—	(98,694)	98,694

Consolidated	$1,208,489	$—	$1,208,489	$7,918	$505,167	21,631	$(98,694)	$772,467

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,570,418	$1,579,514	(0.6)%	$4,552,455	$4,523,937	0.6%
Excluding: Foreign exchange decrease	5,928	—		27,228	—

Consolidated revenue, excluding effects of foreign exchange	$1,576,346	$1,579,514	(0.2)%	$4,579,683	$4,523,937	1.2%

Americas Outdoor revenue	$322,997	$347,336	(7.0)%	$931,058	$984,485	(5.4)%
Excluding: Foreign exchange decrease	(140)	—		7,862	—

Americas Outdoor revenue, excluding effects of foreign exchange	$322,857	$347,336	(7.0)%	$938,920	$984,485	(4.6)%

International Outdoor revenue	$350,060	$348,941	0.3%	$1,044,866	$1,049,654	(0.5)%
Excluding: Foreign exchange decrease	6,068	—		19,366	—

International Outdoor revenue, excluding effects of foreign exchange	$356,128	$348,941	2.1%	$1,064,232	$1,049,654	1.4%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$1,017,276	$1,056,576	(3.7)%	$3,063,042	$3,090,874	(0.9)%
Excluding: Foreign exchange decrease	5,551	—		24,803	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange	$1,022,827	$1,056,576	(3.2)%	$3,087,845	$3,090,874	(0.1)%

Americas Outdoor direct operating and SG&A expenses	$197,489	$208,611	(5.3)%	$588,699	$617,540	(4.7)%
Excluding: Foreign exchange decrease	(290)	—		5,985	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$197,199	$208,611	(5.5)%	$594,684	$617,540	(3.7)%

International Outdoor direct operating and SG&A expenses	$294,761	$296,664	(0.6)%	$875,674	$882,700	(0.8)%
Excluding: Foreign exchange decrease	5,841	—		18,818	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$300,602	$296,664	1.3%	$894,492	$882,700	1.3%

Reconciliation of Revenues, excluding Political Advertising Revenues, to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,570,418	$1,579,514	(0.6)%	$4,552,455	$4,523,937	0.6%
Excluding: Political revenue	(18,645)	(6,641)		(45,248)	(17,365)

Consolidated revenue, excluding effects of political revenue	$1,551,773	$1,572,873	(1.3)%	$4,507,207	$4,506,572	— %

iHM revenue	$857,099	$846,865	1.2%	$2,463,899	$2,385,367	3.3%
Excluding: Political revenue	(10,827)	(4,346)		(29,505)	(11,965)

iHM revenue excluding, effects of political revenue	$846,272	$842,519	0.4%	$2,434,394	$2,373,402	2.6%

Americas Outdoor revenue	$322,997	$347,336	(7.0)%	$931,058	$984,485	(5.4)%
Excluding: Political revenue	(802)	(950)		(1,609)	(2,533)

Americas Outdoor revenue, excluding effects of political revenue	$322,195	$346,386	(7.0)%	$929,449	$981,952	(5.3)%

Other revenue	$41,414	$36,719	12.8%	$114,663	$106,941	7.2%
Excluding: Political revenue	(7,016)	(1,345)		(14,134)	(2,867)

Other revenue, excluding effects of political revenue	$34,398	$35,374	(2.8)%	$100,529	$104,074	(3.4)%

Reconciliation of Corporate Expenses, excluding Non-cash compensation expenses and effects of foreign exchange Rates, to Corporate Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Corporate Expense	$86,779	$74,775	16.1%	$252,308	$232,492	8.5%
Excluding: Non-cash compensation expense	(3,431)	(2,991)		(10,310)	(7,918)

Corporate Expense, excluding non-cash compensation expense	$83,348	$71,784	16.1%	$241,998	$224,574	7.8%
Excluding: Foreign exchange decrease	1,472	—		2,373

Corporate Expense, excluding non-cash compensation expense and movements in foreign exchange	$84,820	$71,784	18.2%	$244,371	$224,574	8.8%

Reconciliation of Consolidated and Outdoor Revenues, excluding effects of foreign exchange rates and results from non-strategic outdoor markets sold, to Consolidated and Outdoor Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,570,418	$1,579,514	(0.6)%	$4,552,455	$4,523,937	0.6%
Excluding: Revenue from non-strategic outdoor markets sold	—	(32,820)		(13,041)	(95,802)
Excluding: Foreign exchange decrease	5,928	—		27,228	—

Consolidated revenue, excluding effects of foreign exchange and revenue from non-strategic outdoor markets sold	$1,576,346	$1,546,694	1.9%	$4,566,642	$4,428,135	3.1%

Americas Outdoor revenue	$322,997	$347,336	(7.0)%	$931,058	$984,485	(5.4)%
Excluding: Revenue from non-strategic markets sold	—	(27,889)		(2,470)	(77,291)
Excluding: Foreign exchange decrease	(140)	—		7,862	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$322,857	$319,447	1.1%	$936,450	$907,194	3.2%

International Outdoor revenue	$350,060	$348,941	0.3%	$1,044,866	$1,049,654	(0.5)%
Excluding: Revenue from non-strategic market sold	—	(4,931)		(10,571)	(18,511)
Excluding: Foreign exchange decrease	6,068	—		19,366	—

International Outdoor revenue, excluding effects of foreign exchange and revenue from non-strategic market sold	$356,128	$344,010	3.5%	$1,053,661	$1,031,143	2.2%

Reconciliation of Consolidated and Outdoor Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from non-strategic outdoor markets sold, to Consolidated and Outdoor Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$1,017,276	$1,056,576	(3.7)%	$3,063,042	$3,090,874	(0.9)%
Excluding: Operating expenses from non-strategic outdoor markets sold	—	(19,741)		(12,204)	(59,408)
Excluding: Foreign exchange decrease	5,551	—		24,803	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic outdoor markets sold	$1,022,827	$1,036,835	(1.4)%	$3,075,641	$3,031,466	1.5%

Americas Outdoor direct operating and SG&A expenses	$197,489	$208,611	(5.3)%	$588,699	$617,540	(4.7)%
Excluding: Operating expenses from non-strategic markets sold	—	(14,486)		(1,770)	(42,917)
Excluding: Foreign exchange decrease	(290)	—		5,985	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$197,199	$194,125	1.6%	$592,914	$574,623	3.2%

International Outdoor direct operating and SG&A expenses	$294,761	$296,664	(0.6)%	$875,674	$882,700	(0.8)%
Excluding: Operating expenses from non-strategic market sold	—	(5,255)		(10,434)	(16,491)
Excluding: Foreign exchange decrease	5,841	—		18,818	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic market sold	$300,602	$291,409	3.2%	$884,058	$866,209	2.1%

Reconciliation of Consolidated and Outdoor OIBDAN, excluding effects of foreign exchange rates and results from non-strategic outdoor markets sold, to Consolidated and Outdoor Operating income

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated operating income	$299,405	$267,126	12.1%	$972,820	$772,467	25.9%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic outdoor markets sold	—	(13,079)		(837)	(36,394)
Excluding: Foreign exchange decrease	(1,095)	—		52	—
Excluding: Non-cash compensation expenses	3,431	2,991		10,310	7,918
Excluding: Depreciation and amortization	158,453	166,320		476,053	505,167
Excluding: Impairment	8,000	21,631		8,000	21,631
Excluding: Other operating (income) expense, net	505	(6,914)		(219,768)	(98,694)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic outdoor markets sold	$468,699	$438,075	7.0%	$1,246,630	$1,172,095	6.4%

Americas Outdoor operating income	$78,266	$88,604	(11.7)%	$201,476	$215,371	(6.5)%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	—	(13,403)		(700)	(34,374)
Excluding: Foreign exchange decrease	150	—		1,877	—
Excluding: Depreciation and amortization	47,242	50,121		140,883	151,574

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$125,658	$125,322	0.3%	$343,536	$332,571	3.3%

International Outdoor operating income	$18,281	$10,713	70.6%	$56,117	$41,993	33.6%
Excluding: Revenue, direct operating and SG&A expenses of non-strategic market sold	—	324		(137)	(2,020)
Excluding: Foreign exchange decrease	227	—		548	—
Excluding: Depreciation and amortization	37,018	41,564		113,075	124,961

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic market sold	$55,526	$52,601	5.6%	$169,603	$164,934	2.8%

About iHeartMedia, Inc.

iHeartMedia, Inc. (PINK: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving over 160 local markets through 856 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with over 578,000 displays in 35 countries across five continents, including 43 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.